EXHIBIT 10.9
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    FORM OF OPTION AGREEMENT FOR GRANTS PURSUANT TO 1998 STOCK INCENTIVE PLAN



                                   BIW Limited

                            1998 STOCK INCENTIVE PLAN

                             INCENTIVE STOCK OPTION


                                   Granted to:



                                     Grantee



                                                       $
-----------------------                                ------------------------
Number of Option Shares                                Purchase Price Per Share


          Grant Date:

          Expiration Date:

     This incentive stock option is granted to you by BIW Limited, a Connecticut Corporation (the "Company") upon the terms and conditions set forth below and those contained in the Company's 1998 Stock Incentive Plan (the "Plan"). The option is intended to constitute an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     1. The Company hereby grants you an incentive stock option (the "Option") to purchase on or before the expiration date indicated above, at the purchase price stated above, the number of shares of the Common Stock of BIW Limited, no par value (the "Common Stock"), set forth above.

     2. The term of this Option shall commence on the Grant Date and shall terminate, unless sooner terminated by the terms of the Plan, on the day preceding the tenth anniversary of the Grant Date as set forth above, if the Company is open for business on such day, or, if not, the close of the Company's business on the next preceding day that the Company is open for business. No stock may be purchased hereunder unless you remain in the continuous employ of the Company for six months following the Grant Date or such shorter period as may result from your death or disability. Thereafter, this Option may be exercised in the manner hereinafter set forth.

     3. The Option may be exercised, in whole or in part, by written notification delivered in person or by mail to the Treasurer of the Company at its executive office in Ansonia, Connecticut. Such notification shall specify the number of shares with respect to which the Option is then being exercised and shall be accompanied by payment for such shares. The Treasurer of the Company will provide you with a form of exercise notice upon request. The Option may not be exercised with respect to a fractional share.

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          Payment is to be made by check payable to the order of the Company or by one of the alternative methods of payment described in the Plan. No shares shall be sold or delivered hereunder until full payment for such shares has been made and all checks delivered in payment therefor have been collected. You shall not have any rights of a shareholder with respect to any Common Stock received upon exercise of the Option until a certificate or certificates for such Common Stock have been actually issued to you in accordance with the terms hereof.

     4. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any applicable law, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which the Company determines to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) ("Withholding Taxes") incurred by reason of the exercise of this Option or the transfer of such shares thereupon. The Option shall be exercised and shares of the Company's Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and you agree to comply with any requirements imposed by the Company's Personnel and Pension Committee under such laws. If you are an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Act, and which generally includes executive officers and directors), by accepting this Agreement, you agree that you will dispose of the stock acquired upon exercise of the Option only in compliance with Rule 144 or in such other manner as will not violate the Act and the rules and regulations promulgated thereunder, and any other applicable securities law.

     5. This Option is not transferable by you otherwise than by will or by the laws of descent and distribution, and is exercisable, during your life, only by you or by your guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void. This Option does not confer upon you any right with respect to continuation of employment with the Company, and will not interfere in any way with the right of the Company to terminate your employment, with or without cause.

     6. Notwithstanding any other provisions hereof, an Option which has not expired shall terminate at the time of your death or the termination of your employment with the Company, and no shares may thereafter be delivered pursuant to an Option, except that, subject to the condition that an Option may not be exercised in whole or in part after the Expiration Date, an Option may nevertheless be exercised as follows:

          (i) Upon the termination of your employment due to Retirement, you may, within a period of three months from the date of such termination, purchase some or all of the Shares covered by the Option which were exercisable under the Plan immediately prior to such termination;

          (ii) Upon the termination of your employment due to Disability you may, within a period of one year from the date of such termination, purchase

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               some or all of the Shares covered by the Option which was
               exercisable under the Plan immediately prior to such termination;

          (iii) Upon the termination of your employment for any reason other than (A) those set forth in clauses (i) or (ii) above, or (B) on account of any act of (I) fraud or intentional misrepresentation, or (II) embezzlement, misappropriation or conversion of the Company's assets or opportunities (in which case the Option shall automatically terminate as of the date your employment is terminated), you may, within a period of three months from the date of such termination, purchase some or all of the shares covered by the Option which was exercisable under the Plan immediately prior to such termination;

          (iv) Upon your death while in active service or during the applicable period set forth in clause (i) or (ii) above, the person or persons to whom your rights under the Option are transferred by will or the laws of descent and distribution may, within twelve months after your death, purchase some or all of the shares covered by the Option which were exercisable under the Plan on the date of your death;

          (v) In the event that clause (i) above applies and you do not exercise an Option within the required three month period, upon termination of your employment due to retirement, you may, within a period of twelve months after the date of such termination, purchase some or all of the shares covered by the Option which was exercisable under the Plan immediately prior to such termination, but such Option shall, to the extent exercised pursuant to this clause, no longer be eligible for treatment afforded Incentive Stock Options under Section 422 of the Code; and

          (vi) In the event that clause (ii) above applies and you do not exercise an Option within the required one year period, upon termination of your employment due to disability, you may, within a period of three years after the date of such termination, purchase some or all of the shares covered by the Option which was exercisable under the Plan immediately prior to such termination, but such Option shall, to the extent exercised pursuant to this clause, no longer be eligible for treatment afforded Incentive Stock Options under Section 422 of the Code.

     7. By accepting this Agreement, you agree that in the event you dispose (whether by sale, exchange, gift or similar transfer) of any shares of Common Stock of the Company acquired pursuant hereto within two years of the Grant Date or within one year after the acquisition of such shares pursuant hereto, you will notify the Treasurer of the Company no later than fifteen (15) days from the date of such disposition of the date or dates and the number of shares disposed of by you and the consideration received, if any, and, upon notification from the Company, promptly forward to the Secretary of the Company and any amount requested by the Company for Withholding Taxes; and you represent and agree that as of the Grant Date, you do not own or would be deemed in accordance with Section 422 of the Code to own shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

     8. This Option shall be irrevocable during the Option period, and its validity and construction shall be governed by the laws of the State of Connecticut. The terms and

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          conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. You agree to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Agreement.

     9. The Grant of this Option shall be binding and effective only if this Agreement is executed by or on behalf of the Company and by you and a signed copy is returned to the Company.

     10. All capitalized terms used in this Agreement which are not defined herein shall have the meaning given to them in the Plan unless the context clearly requires otherwise.


                                   BIW LIMITED


                                   By ___________________________
                                             Its President




















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     I hereby acknowledge receipt of the Incentive Stock Option (the "Option")
granted on the Grant Date shown above, which has been issued to me under the terms and conditions of the BIW Limited 1998 Stock Incentive Plan (the "Plan"). I agree to conform to all of the terms and conditions of the Option and Plan.



     Date: ____________________           Your Signature: ______________________




























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